Exhibit 10.1
FIRST AMENDMENT TO PROMISSORY NOTE
     THIS FIRST AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is made and entered as of September 11, 2009, by and between VIA Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Bay City Capital Fund IV, L.P., or its registered assigns (the “Holder”).
RECITALS
     1. The Holder agreed to lend to the Company in the aggregate up to $9,789,000.00 pursuant to the terms of a Promissory Note dated March 12, 2009 (the “Note”); and
     2. The Company and the Holder have agreed to amend certain provisions of the Note, subject to terms and conditions set forth in this Amendment.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:
     Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Note, unless the context shall otherwise require.
     Section 2. Amendments. Section 4 of the Note is hereby amended in its entirety to read as follows:
     4. Maturity. Unless sooner paid, the entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable on the earliest of (i) October 31, 2009, and (ii) the acceleration of the maturity of this Note by Holder upon the occurrence of an Event of Default (such earliest date, the “Maturity Date”).
     Section 3. No Other Amendments. Except as specifically amended hereby, the Note shall continue in full force and effect as written.
     Section 4. Governing Law. This Amendment is made pursuant to and shall be governed by, construed and enforced in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.
     Section 5. Captions; Pronouns. All articles and section headings or captions contained in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any provision thereof. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction.
     Section 6. Severability. If any provision of this Amendment or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Amendment or the application of such provision to any other party or circumstances shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.
     Section 7. Counterparts; Effectiveness. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one agreement.
Signature page follows.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

THE COMPANY: VIA PHARMACEUTICALS, INC.
By:	/s/ Lawrence K. Cohen
	Name:	Lawrence K. Cohen
	Title:	President and Chief Executive Officer

THE HOLDER: BAY CITY CAPITAL FUND IV, L.P.
By:	Bay City Capital Management IV LLC
Its:	General Partner

By:	Bay City Capital LLC
Its:	Manager

By:	/s/ Fred Craves
	Name:	Fred Craves
	Title:	Manager and Managing Director

[Signature Page to First Amendment to Promissory Note]